Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENT, that the undersigned constitutes and appoints Don Burnette and Jordan Coleman, each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in all capacities, to execute all amendments including any post-effective amendments and supplements to the Registration Statement of Ares Acquisition Corporation II and Kodiak Robotics, Inc. on Form S-4 (File No. 333-287278) (the “Registration Statement”) and any additional registration statement filed pursuant to Rule 462(b) and to file the same, with all exhibits attached to such post-effective amendments and supplements to the Registration Statement, and any additional registration statement filed pursuant to Rule 462(b), and other documents in connection with such post-effective amendments and supplements to the Registration Statement, and any additional registration statement filed pursuant to Rule 462(b), with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, ratifying and confirming all that said attorney-in-fact and agent, or such person substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Mohamed Elshenawy		July 21, 2025
Mohamed Elshenawy	Director	Date